Registrant requests automatic effectiveness upon filing as
                     per Rule 462 of the Securities Act of 1933

     As filed with the Securities and Exchange Commission on September 26, 2002
                                Registration No. 333-_____

                   UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.  20549

                                    _______________

                                        FORM S-8
                                 Registration Statement
                                          Under
                               The Securities Act of 1933
                                    _______________


                            MERGE TECHNOLOGIES INCORPORATED
                 (Exact Name of Small Business Issuer in its Charter)

                Wisconsin		 	        39-1600938
        (State or other jurisdiction of   (IRS Employer Identification Number)
         incorporation or organization)

             1126 South 70th Street, Milwaukee, Wisconsin       53214-3151
               (Address of principal executive offices)	        (Zip Code)

             Amended and Restated Stock Option Plan for the Employees of
                            Merge Technologies Incorporated
                               (Full title of the plan)

                          Richard A. Linden, President & CEO
                           Merge Technologies Incorporated
                          1126 South 70th Street, Suite 107B
                           Milwaukee, Wisconsin 53214-3151

                                   With a copy to:
                           Mitchell D. Goldsmith, Esquire
                             Dennis B. O'Boyle, Esquire
                              Shefsky & Froelich Ltd.
                             444 N. Michigan, Suite 2500
                              Chicago, Illinois  60611
                       (Name and address of agent for service)

                                   (414) 977-4000
            (Telephone number, including area code, of agent for service)

<PAGE 1>


                             CALCULATION OF REGISTRATION FEE


Title of Securities to  Amount to be	Proposed Maximum	Proposed Maximum	Amount of
be Registered		Registered	Offering Price Per	Aggregate Offering	Registration
					Share			Price			Fee

Common Stock, par	2,515,826 (1)	$4.10 (2)		$10,314,886.60 (2)	$948.97 (3)
value $.01



(1)	Subject to increase (or decrease) in accordance with Rule 416 of
	Regulation C to reflect a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure of the Registrant which results in a change in the number of shares issuable pursuant to outstanding awards under the Plan.

(2)	Estimated solely for the purpose of calculating the registration fee
	pursuant to Rules 457(c) and 457(h) of Regulation C, on the basis of the average of the high and low prices of the shares of common stock of the Registrant on the Nasdaq SmallCap Market on September 19, 2002.

(3)	Pursuant to Rule 429 under the Securities Act of 1933, as amended
	(referred to herein as the "Act") this Registration Statement also relates to 2,015,826 shares registered on Registration Statement No. 333-34884 filed with the Commission (as hereinafter defined) on April 14, 2000. Since we are registering only 500,000 new shares, and have previously paid registration fees for the previously registered 2,015,826 shares, our new registration fees are $188.60.


<PAGE 2>


                                      PART II
				     ---------

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.		Incorporation of Documents by Reference.

     The documents listed below are hereby incorporated by reference into this Registration Statement:

	1. 	Our Annual Report on Form 10-KSB, as amended, for fiscal year
		ended December 31, 2001.

	2.	Our Quarterly Reports on Form 10-QSB for the quarters ended
		March 31 and June 30, 2002.

	3.	Our Proxy Statement dated April 15, 2002, for our 2002 Annual
		Meeting of Shareholders.

	4.	Our Reports on Form 8-K dated May 22, 2002, as amended, and
		June 28, 2002, as amended.

	5.	Our Form 8-A dated January 9, 1998.

     All documents which we file subsequently to the foregoing pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.


Item 4.		Description of Securities.

     (See Item 3)


Item 5.		Interests of Named Experts and Counsel.

     Not Applicable


Item 6.		Indemnification of Directors and Officers.

     Under the Wisconsin Business Corporation Law ("WBCL"), our directors and officers are entitled to mandatory indemnification from us against certain liabilities and expenses (a) to the extent such officers or directors are successful in the defense of a proceeding and (b) in proceedings in which the director or officer is not successful in the defense thereof, unless (in the latter case only) it is determined that the director or officer breached or failed to perform his or her duties to us and such breach or failure constituted: (i) a willful failure to deal fairly with us or our shareholders in connection with a matter in which the director or officer had a material conflict of interest; (ii) a violation of the criminal law unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. The WBCL allows a corporation to limit its obligation to indemnify officers and directors by providing so in its articles of incorporation. Our Bylaws provide for indemnification of directors and officers to the fullest extent permitted by Wisconsin law.


<PAGE 3>


Item 7.		Exemption from Registration Claimed.

     Not Applicable


Item 8.		Exhibits


Exhibit Number
--------------

   5	Opinion of Herrling, Clark, Hartzheim & Siddall, Ltd. regarding
	legality

  10	Amended and Restated Stock Option Plan for the Employees of Merge
	Technologies Incorporated. (Incorporated by reference from our Form S-8 registration statement (Commission File No. 333-34884) filed with the Commission (as hereinafter defined) on April 14, 2000.)

23.1	Consent of Herrling, Clark, Hartzheim & Siddall, Ltd. (Please refer to
	Exhibit 5 of this Registration Statement.)

23.2	Consent of KPMG LLP

23.3	Consent of Carver Moquist & Associates, LLC

23.4 	Consent of Pasquesi Sheppard LLC

23.5  	Consent of Deloitte & Touche LLP

  24	Power of Attorney (Please refer to the Signature Page to this
	Registration Statement.)


Item 9.		Undertakings.

     The undersigned Registrant hereby undertakes:

	1.	To file, during any period in which it offers or sells
	securities, a post-effective amendment to this Registration Statement;

		(i)	To include any Prospectus required by Section 10(a)(3)
		of the Act; and

		(ii)	To reflect in the Prospectus any facts or events
		arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

		(iii)	To include any additional or changed material
		information on the plan of distribution;

 	provided, however, that paragraphs (1)(i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in a periodic report filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this Registration Statement.


<PAGE 4>


	2.	For determining liability under the Act, to treat each such
	post-effective amendment as a new Registration Statement of securities offered, and the offering of the securities at that time to be the initial public offering thereof.

	3.	To file a post-effective amendment to remove from
	registration any of the securities that remain unsold at the end of the offering.

	4.	Insofar as indemnification for liabilities arising under the
	Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission (referred to herein as the "Commission") such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


<PAGE 5>


                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Milwaukee, State of Wisconsin, on September 26, 2002.

				MERGE TECHNOLOGIES INCORPORATED



				By:	/s/ Richard A. Linden
					-------------------------------------
					Richard A. Linden
					President and Chief Executive Officer



				By:	/s/ Scott T. Veech
					-------------------------------------
					Scott T. Veech
					Chief Financial Officer,
					Treasurer & Secretary


<PAGE 6>


                           GRANT OF POWER OF ATTORNEY


     Each person whose signature appears below as a Director and/or officer of Merge Technologies Incorporated hereby constitutes and appoints Richard A. Linden and Scott T. Veech his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all subsequent amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



SIGNATURES				TITLE				DATE
----------------------------------------------------------------------------------

/s/ William C. Mortimore		Chairman of the Board of	September 26, 2002
---------------------------------	Directors and Chief Strategy
William C. Mortimore			Officer


/s/ Richard A. Linden			Director, President and Chief	September 26, 2002
---------------------------------	Executive Officer
Richard A. Linden


/s/ Robert T. Geras			Director			September 26, 2002
---------------------------------
Robert T. Geras


/s/ Robert A. Barish, M. D.		Director			September 26, 2002
---------------------------------
Robert A. Barish, M. D.


/s/ Michael D. Dunham
---------------------------------	Director			September 26, 2002
Michael D. Dunham


/s/ John D. Halamka, M. D., M. S.	Director			September 26, 2002
---------------------------------
John D. Halamka, M. D., M. S.


/s/ Patrice M. Bret, M. D.
---------------------------------	Director			September 26, 2002
Patrice M. Bret, M. D.


/s/ Anna M. Hajek
---------------------------------	Director			September 26, 2002
Anna M. Hajek


/s/ Scott T. Veech
---------------------------------	Chief Financial Officer,	September 26, 2002
Scott T. Veech				Secretary and Treasurer
					(Principal Accounting
					Officer and Principal
					Financial Officer)



<PAGE 7>

                                        EXHIBITS

Exhibit Number
--------------

   5	Opinion of Herrling, Clark, Hartzheim & Siddall, Ltd. regarding
	legality

  10	Amended and Restated Stock Option Plan for the Employees of Merge
	Technologies Incorporated (Incorporated by reference from our Form S-8 registration statement (Commission File No. 333-34884) filed with the Commission on April 14, 2000.)

23.1	Consent of Herrling, Clark, Hartzheim & Siddall, Ltd. (Please refer to
	Exhibit 5 of this Registration Statement.)

23.2	Consent of KPMG LLP

23.3	Consent of Carver Moquist & Associates, LLC

23.4 	Consent of Pasquesi Sheppard LLC

23.5  	Consent of Deloitte & Touche LLP

  24	Power of Attorney (Please refer to the Signature Page to this
	Registration Statement.)


<PAGE 8>


EXHIBIT 5
----------


September 24, 2002


Merge Technologies Incorporated
1120 S. 70th Street
Milwaukee, Wisconsin  53214-3151

	Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as special Wisconsin securities counsel to Merge Technologies Incorporated, a Wisconsin corporation (the "Company"), in connection with the preparation and filing of the registration statement on Form S-8 (the "Registration Statement"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") and the prospectus contained therein with respect to the public offering of up to 2,515,826 shares of the Company's common stock, par value $0.01 (the "Option Shares") to be issued in connection with the exercise of options granted under the Company's Amended and Restated Stock Option Plan for Employees (the "Plan"). In connection with the registration of the Option Shares, you have requested our opinion with respect to the matters set forth below.

     For purposes of this opinion, we have reviewed the Registration Statement. In addition, we have examined the originals or copies certified or otherwise identified to our satisfaction of: (i) the Company's Articles of Incorporation, as amended to date; (ii) the By-laws of the Company, as amended to date; (iii) records of the corporate proceedings of the Company as we deemed necessary or appropriate as a basis for the opinions set forth herein; and (iv) those matters of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein. We have not made any independent review or investigation of the organization, existence, good standing, assets, business or affairs of the Company, or of any other matters. In rendering our opinion, we have assumed without inquiry the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of these documents submitted to us as copies.

     We have not undertaken any independent investigation to determine facts bearing on this opinion, and no inference as to the best of our knowledge of facts based on an independent investigation should be drawn from this representation. Further, our opinions, as hereinafter expressed, are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; and (ii) the effect of general principles of equity whether enforcement is considered in a proceeding in


<PAGE 9>


equity or at law and the discretion of the court before which any proceeding therefore may be brought.

     We are admitted to the practice of law only in the State of Wisconsin and, accordingly, we do not purport to be experts on the laws of any other jurisdiction nor do we express an opinion as to the laws of jurisdictions other than the laws of the State of Wisconsin and the Wisconsin Business Corporation Law, as currently in effect.

     On the basis of, and in reliance upon, the foregoing, and subject to the qualifications contained herein, we are of the opinion that the Option Shares, when issued pursuant to the Plan, will be validly issued, fully-paid and nonassessable.

     We hereby consent to your filing this opinion as an exhibit to the Registration Statement.

     This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose or furnished, or quoted to, or relied upon by any other person, firm or corporation for any purpose without our prior express written consent.

				Respectfully submitted,

				HERRLING, CLARK, HARTZHEIM & SIDDALL, LTD.

				/s/ Greg P. Curtis
				-----------------------------
				Greg P. Curtis

<PAGE 10>


EXHIBIT 23.1
-------------

     Please refer to Exhibit 5 of this Registration Statement.


<PAGE 11>


EXHIBIT 23.2
--------------


                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Merge Technologies Incorporated:


     We consent to the use of our report dated February 20, 2002, with respect to the consolidated balance sheets of Merge Technologies Incorporated and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, shareholders' equity, cash flows, and comprehensive income (loss) for each of the years in the three-year period ended December 31, 2001, incorporated herein by reference.


KPMG LLP

/s/ KPMG LLP
------------------------
Chicago, Illinois
September 23, 2002


<PAGE 12>


EXHIBIT 23.3
--------------


                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Merge Technologies Incorporated:


     We consent to the incorporation by reference in this Registration Statement of Merge Technologies Incorporated on Form S-8 of our report dated March 22, 2001, relating to the financial statements of Aurora Technology Inc. as of December 31, 2000 and December 31, 1999, appearing in the Current Report on Form 8-K, as amended, of Merge Technologies Incorporated dated May 22, 2002.


CARVER MOQUIST & ASSOCIATES, LLC

/s/ CARVER MOQUIST & ASSOCIATES, LLC
-------------------------------------
Bloomington, Minnesota
September 25, 2002


<PAGE 13>


EXHIBIT 23.4
--------------


                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Merge Technologies Incorporated:


     We consent to the incorporation by reference in this Registration Statement of Merge Technologies Incorporated on Form S-8 of our report dated March 1, 2002, relating to the financial statements of Aurora Technology Inc. as of December 31, 2001, appearing in the Current Report on Form 8-K, as amended, of Merge Technologies Incorporated dated May 22, 2002.


PASQUESI SHEPPARD LLC

/s/ PASQUESI SHEPPARD LLC
--------------------------
Lake Forest, Illinois
September 23, 2002


<PAGE 14>


EXHIBIT 23.5
--------------


                        INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of Merge Technologies Inc. on Form S-8 of our reports dated May
10, 2002 except as to Note 10 (iv) and Note 11 which are as of August 8, 2002, (which reports express an unqualified opinion and include explanatory paragraphs referring to the Company's ability to continue as a going concern and that the financial statements have been restated) appearing in Amendment No. 1 to the Current Report on Form 8-K-A dated June 28, 2002.


DELOITTE & TOUCHE LLP

/s/ DELOITTE & TOUCHE LLP
-----------------------------
Chartered Accountants

Toronto, Ontario
September 25, 2002


<PAGE 15>


EXHIBIT 24
------------

     Please refer to Signature Page of this Registration Statement.


<END OF DOCUMENT>